AGREEMENT
                            AREA OF MUTUAL INTEREST
                        TIGRE POINT AND ROB-L PROSPECTS
                          VERMILION PARISH, LOUISIANA


    Special Note: Tigre Enery Corporation must receive a signed copy of this
           Agreement by Fax @ (713) 468-1352 no later than 5:00 p.m.,
                             Monday, March 6, 2000
                (Tigre and its partner will not bid at the Sale
                       unless these requirements are met)


     When executed by all parties hereto and a faxed copy has been received by Tigre Energy Corporation on or before 5:00 p.m., Monday, March 6, 2000, this Agreement (the "Agreement") between Tigre Energy Corporation ("TEC"), Brigham Oil & Gas, L.P. ("BOG"), Resource Investors Management Company ("RIMCO") will be deemed to be in effect at 5:00 p.m., Monday, March 6, 2000 and will modify the original agreement executed by the parties on or about January 24, 1997, with respect to their exploration efforts in the RIMCO/Tigre Project (being ownership interest in all leasehold and other property of every kind located within the lands described on Exhibit A hereto).

     NOW, THEREFORE, in consideration of good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, and the premises, mutual covenants and agreements contained herein TEC, BOG, and RIMCO agree as follows:

     1. Distribution of Interests - If the requirement for prompt response from BOG and RIMCO is met (as set oiut in the "Special Note" above), TEC and its partner, acting through Cypress Energy, the lease broker, will provide funds to bid in an attempt to acquire all or part of the nominated acreage located within the above defined AMI at the State Lease Sale scheduled for 9:00 AM, Wednesday, March 8, 2000. TEC, the TEC Partner, Huerfano Corporation, BOG and RIMCO will each hold the following estimated interests, and no other, in the RIMCO/Tigre
Project:

                       Before Project Payout     After Project Payout
-----------------------------------------------------------------------
                          W.I%      R.I%           W.I%       R.I%
                          ----      ----           ----       ----

Drilling Participant(s)  100.00    75.00          80.00      60.000
TEC                        0.00     0.50           7.50       6.125
TEC Partner                0.00     0.50           7.50       6.125
BOG                        0.00     0.50           2.50       2.375
RIMCO                      0.00     0.50           2.50       2.375
Huerfano                   0.00     3.00           0.00       3.000
State of Louisiana         0.00    20.00           0.00      20.000

-----------------------------------------------------------------------
TOTAL(%)                 100.00   100.00         100.00      100.00

     2. Availability of 3-D Seismic data - Subject to the terms and the applicable license agreements, BOG will make available all seismic data, along with interpretations which BOG has within its possession or control related to the RIMCO/Tigre Project (the "3-D Data"). Further, for a period of two years from the date hereof, subject to the terms of the applicable seismic license agreements, BOG will provide prospective drilling participants the opportunity to review the 3-D Data and TEC, or its designee, will be responsible for marketing the RIMCO/Tigre Project. BOG will also make available all computer equipment necessary to review and analyze the 3-D Data to prospective drilling participants.

     3. UNOCAL/AMOCO Farmout. BOG will provide limited assistance to TEC, or its designee, in obtaining a farm-out agreement with UNOCAL/AMOCO for leasehold rights in Vermillion Block 14, which is contained within the AMI.

     4. Terms of the Trade - TEC will provide the Terms of the Trade in marketing the project to prospective Drilling Participants. Distribution of interests will be similar to those set out in Paragraph 1 above and reimbursement of sunk costs will be limited to actual lease acquisition cost, brokerage fees and miscellaneous expenses to TEC and its partner for lease(s) acquired after March 6, 2000. Terms of the Trade could vary depending on the market for prospects during the coming year(s). The final terms of trade shall remain within the sole discretion of TEC and the parties acknowledge that (i) before-payout revenue-interests and (ii) after-payout revenue-interests and working-interests may have to be adjusted in order to successfully market the Project. Any such adjustments will be made proportionately to all those interests described in the table set forth in Paragraph 1 above, with the exception of the State of Louisiana and the Drilling Participants.

     5. Drilling Obligations. This Agreement eliminates any and all obligations of BOG to perform any drilling within the AMI.

Time is the essence of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of and effective on the 6th DAY of MARCH, 2000


RIMCO PRODUCTION CO.                    TIGRE ENERGY CORPORATION

 /s/ A.L. Jordan                        /s/ Jeffrey W. Wheelock
_________________________________       _________________________________
By:     A.L. Jordan                     Jeffrey W. Wheelock, President
Title:  President


BRIGHAM OIL & GAS, L.P.

/s/ Ben M. Brigham
_________________________________
By:     Ben M. Brigham
Title:  President